UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2014

MERGEWORTHRX CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35984	46-1970047
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3123 McDonald Street, Miami, Florida	33133
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 785-3900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 3, 2014, MergeWorthRx Corp. (the “Company”) issued a press release announcing that it has set a record date of December 9, 2014 and a meeting date of December 22, 2014 for the special meeting in lieu of the 2014 annual meeting of stockholders of the Company (the “Special Meeting”) relating to the previously announced proposed business combination (the “Business Combination”) between the Company and AeroCare Holdings, Inc. (“AeroCare”). Stockholders of record as of December 9, 2014 will be invited to attend the Special Meeting to consider and vote upon a proposal to approve and adopt the previously announced Agreement and Plan of Merger and Reorganization, dated as of October 14, 2014, as it may be amended (the “Merger Agreement”), by and among the Company, Anvil Merger Sub, Inc., a Delaware corporation, AeroCare and FFC Aerocare SR, LLC, a Delaware limited liability company, and the transactions contemplated thereby, as well as to consider and vote upon related matters.

The Special Meeting will be held at 10:00 a.m., Eastern Time, on December 22, 2014 at the offices of McDermott Will & Emery LLP, 340 Madison Avenue, New York, New York 10173.

The press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Additional Information About the Transaction and Where to Find It

The Company has filed with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 (the “Registration Statement”), which includes a preliminary proxy statement/prospectus of the Company in connection with the Business Combination. This material is not a substitute for the definitive proxy statement/prospectus regarding the proposed Business Combination. The Company will mail a definitive proxy statement/prospectus and other relevant documents to its stockholders when available. The Company’s stockholders and other interested persons are advised to read the preliminary proxy statement/prospectus, and amendments thereto, and the definitive proxy statement/prospectus (when available) in connection with the Company’s solicitation of proxies for its stockholders’ meeting to be held to approve the Business Combination because the proxy statement/prospectus will contain important information about AeroCare, the Company and the Business Combination. The definitive proxy statement/prospectus will be mailed to stockholders of the Company as of December 9, 2014. Stockholders may obtain copies of the Registration Statement, which includes the preliminary proxy statement/prospectus, and the definitive proxy statement/prospectus (when available), without charge, at the SEC’s Internet site at http://www.sec.gov or by directing a request to: MergeWorthRx Corp., 3123 McDonald Street, Miami, Florida 33133, Attn.: Stephen B. Cichy, President, Chief Operating Officer and Secretary.

Participants in Solicitation

The Company and its directors and officers may be deemed participants in the solicitation of proxies to the Company’s stockholders with respect to the Business Combination. A list of the names of those directors and officers and a description of their interests in the proposed Business Combination is contained in the preliminary proxy statement/prospectus regarding the Business Combination, which is included as part of the Registration Statement and will also be included in the definitive proxy statement/prospectus for the proposed Business Combination that will be mailed to stockholders of the Company. The Company’s stockholders may obtain additional information about the interests of the directors and officers of the Company in the Business Combination by reading any other materials to be filed with the SEC regarding the Business Combination when such information becomes available.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated December 3, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERGEWORTHRX CORP.

Date: December 3, 2014	By:	/s/ Charles F. Fistel
Name: Charles F. Fistel Title: Chief Executive Officer, Chief Financial Officer, Treasurer and Director

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated December 3, 2014